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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 20, 1996


                                PAXAR Corporation
             (Exact name of registrant as specified in its charter)

          New York                    0-5610                  13-5670050
          --------                    ------                  ----------
(State or Other Jurisdiction (Commission File Number)  (IRS Employer Ident. No.)
      of Incorporation)

             105 Corporate Park Drive, White Plains, New York    10604
          -------------------------------------------------------------
               (Address of Principal Executive Offices)       (Zip Code)

                                 (914) 697-6800
                     --------------------------------------
               Registrant's telephone number, including area code




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Item 2.  Acquisition or Disposition of Assets.

         PAXAR Corporation, a New York corporation (the "Registrant"), has entered into a stock purchase agreement dated as of December 20, 1996 (the "Stock Purchase Agreement") with Odyssey Partners, L.P. ("Odyssey") for the acquisition by the Registrant of the 495 shares (the "Shares") of common stock, par value $.01 ("Holdings Common Stock") of Monarch Holdings, Inc., a Delaware corporation ("Holdings"), owned by Odyssey. The Registrant owns 495 shares of Holdings Common Stock, representing approximately 49% of the issued and outstanding shares of Holdings Common Stock. Holdings owns all of the outstanding capital stock of Monarch Marking Systems, Inc. ("Monarch"), which manufactures, markets and distributes (i) tabletop lab dispensers and handheld, mechanical labeling guns which print pressure-sensitive (i.e., adhesive backed) price and other identification labels and affix them onto merchandise for retailers, and (ii) electronic bar code printers, which are used in a wide range of retail and industrial applications, including inventory and management distribution systems.

         The purchase price of the Shares consists of (i) $100,000,000 in cash and (ii) five-year warrants to purchase (A) 1,000,000 shares of common stock, par value $.10, of the Registrant ("PAXAR Common Stock"), at an exercise price of $17.50 per share (subject to adjustment in certain events) and (B) 200,000 shares of PAXAR Common Stock, at an exercise price of $21.875 per share (subject to adjustment in certain events). The closing of the transaction is subject to certain conditions. The Registrant intends to utilize the proceeds of a credit facility with Fleet Bank, N.A. to pay the cash portion of the purchase price. The Registrant has agreed to grant certain registration rights to the holders of the warrants and the shares of PAXAR Common Stock issuable upon exercise thereof.

         Following the closing of the acquisition of the Shares, the Registrant, as the then owner of 98% of the issued and outstanding Holdings Common Stock, plans to cause Holdings to adopt a plan of merger pursuant to which Holdings will be merged with and into the Registrant (the "Merger"). Each of Thomas R. Loemker, Chairman of Holdings, and John W. Paxton, President and Chief Executive Officer of Holdings, will receive 125,229 shares of PAXAR Common Stock in the Merger in exchange for the 10 shares of Holding Common Stock owned by each of them. Employees of Holdings will receive incentive stock options to purchase an aggregate of 995,575 shares of PAXAR Common Stock (including options to purchase 500,918 shares of PAXAR Common Stock to be issued to Mr. Paxton) pursuant to the Registrant's 1990 Employee Stock Option Plan in the Merger in exchange for outstanding options to purchase Holdings Common Stock.

         Following the acquisition by the Registrant of the shares of Holdings Common Stock owned by Odyssey and consummation of the Merger, Monarch will become a wholly-owned subsidiary of the Registrant.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  It is impracticable for the Registrant to file the financial information of the business acquired hereunder at this time, and such information will be filed by amendment to a Form 8-K reporting the consummation of the transactions described above under item 2 within sixty days after the due date for the filing of that Form 8-K.

         (b)      Pro forma financial information.

                  It is impracticable for the Registrant to file the pro forma financial information required hereunder at this time, and such information will be filed by amendment to a Form 8-K reporting the consummation of the transactions described above under item 2 within sixty days after the due date for the filing of that Form 8-K.

         (c)      Exhibits.

                  2.1 Stock Purchase Agreement dated as of December 20, 1996 between the Registrant and Odyssey Partners, L.P.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   PAXAR CORPORATION
                                                     (Registrant)

Date: January 3, 1997                              By: /s/ Jack Plaxe
                                                      -------------------------
                                                       Jack Plaxe
                                                       Vice President and
                                                       Chief Financial Officer



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                                  EXHIBIT INDEX

Exhibit No.        Description                                                            Page No.
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
2.1               Stock Purchase Agreement dated as of December 20, 1996 between the        5
                  Registrant and Odyssey Partners, L.P.




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